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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): June 28, 2001


                              JLM INDUSTRIES, INC.
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             (Exact name of Registrant as specified in its charter)


        DELAWARE                   000-22687                  06-1163710
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     (State or other        (Commission File Number.)        (IRS Employer
       jurisdiction                                       Identification No.)
    of incorporation)


                   8675 HIDDEN RIVER PARKWAY, TAMPA, FL 33637
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (813) 632-3300
                                                   ------------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.     OTHER EVENTS.

      On June 28, 2001, we consummated a series of debt and equity financings aggregating approximately $31.5 million, the proceeds of which were used to refinance our prior credit facilities and reduce indebtedness. The financings consisted of: (i) a $20.0 million revolving credit facility; (ii) a $7.1 million term debt facility; (iii) a $1.9 million mortgage loan; and (iv) a $2.5 million private placement of common stock, as further described below:

      REVOLVING CREDIT FACILITY. On June 28, 2001, we entered into a revolving credit facility (the "Revolving Credit Facility") with Congress Financial Corporation (Florida) ("Congress"). Under the terms of the Revolving Credit Facility, we may borrow up to 85% of the net amount of our eligible accounts, plus the lesser of (i) 55% of the value of our eligible inventory or (ii) $12.0 million, up to a maximum amount of $20.0 million (including outstanding letters of credit). As of June 29, 2001, $6.3 million was outstanding under the Revolving Credit Facility. Amounts outstanding under the Revolving Credit Facility bore interest at 7.5% per annum as of June 29, 2001. As collateral for the borrowings under the Revolving Credit Facility, we granted Congress a security interest in our receivables, general intangibles, equipment, certain real property and records. Borrowings under the Revolving Credit Facility will mature on June 27, 2003, unless the credit line is extended. If the Revolving Credit Facility is terminated prior to its expiration date, including by reason of our pre-payment of borrowings made thereunder, we will be required to pay a termination fee of (x) $400,000 if the facility is terminated on or before June 28, 2002, or (y) $200,000 if the facility is terminated after such date. For a more complete description of the terms of the Revolving Credit Facility, see the loan and security agreement filed as
Exhibit 10.1 hereto.

      TERM DEBT FACILITY. On June 28, 2001, we entered into a $7.1 million term loan (the "Term Debt Facility") with GATX Capital Corporation ("GATX") which matures on June 27, 2007. As security for the borrowings under the Term Debt Facility, we granted GATX a first lien on our real property located at our Blue Island, Illinois facility and our Wilmington, North Carolina terminal. Borrowings under the Term Debt Facility bear interest at a rate of 10.99% per annum. Pursuant to the terms of the Term Debt Facility, we are required to make 72 monthly installments of principal and accrued interest in the amount of $135,771 each, ending July 27, 2007. Borrowings under the Term Debt
Facility may be prepaid subject to a prepayment penalty ranging between $198,083 (if paid between June 28, 2001 and June 30, 2002) to $18,677 (if paid between July 1, 2005 and June 30, 2006). For a more complete description of the terms of the Term Debt Facility, see the loan agreement filed as
Exhibit 10.2 hereto.

      In connection with the Term Debt Facility, we issued warrants to GATX to purchase 155,109 shares of our common stock at an exercise price of $2.30 per share (the "GATX Warrants"). The GATX Warrants are immediately exercisable and expire on June 28, 2011. We also granted GATX certain registration rights with respect to the shares underlying the GATX Warrants. For a more complete description of the GATX Warrants, see Exhibit 4.1 hereto.

      MORTGAGE LOAN. On June 15, 2001, we entered into a $1.9 million credit agreement (the "Mortgage Loan") with SouthTrust Bank ("SouthTrust"). As collateral for the Mortgage Loan, we granted SouthTrust a first lien on our premises located at 8675 Hidden River Parkway, Tampa, Florida, and an assignment of all rents and leases related thereto. The Mortgage Loan bears interest at a rate equal to LIBOR plus 300 basis points for periods of 30, 60 or 90 days, calculated using a base year of 360 days. As of June 29, 2001, borrowings under the Mortgage Loan bore interest at 6.7% per annum. Pursuant to the terms of the Mortgage Loan, we must make monthly payments of principal and accrued interest until June 15, 2004 based on a ten year amortization schedule. We may prepay the principal balance due under the Mortgage Loan at any time without penalty. For a more complete description of the terms of the Mortgage

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Loan, see the credit agreement filed as Exhibit 10.3 hereto.

      PRIVATE PLACEMENT. On June 28, 2001, we consummated a private placement (the "Private Placement") of 2,173,913 shares of our common stock (the "Shares") at a purchase price of $1.15 per share, and received an aggregate of $2.5 million in gross proceeds therefor. In connection with the Private Placement, we issued warrants to purchase an aggregate of 425,000 shares of our common stock to Phoenix Enterprises LLC ("Phoenix") and its designees, at an exercise price of $1.15 per share ( the "Phoenix Warrants"). The Phoenix Warrants are immediately exercisable and expire five years from the date of grant. For a more complete description of the terms of the Private Placement and of the Phoenix Warrants, see the purchase agreement filed as Exhibits 10.4 hereto, as amended by Exhibit 10.5 hereto, and the form of warrant filed as Exhibit 4.2 hereto.

      At the time of the closing, we entered into a registration rights agreement with the holders of the Shares and Phoenix Warrants which provides that we will file a registration statement with the Securities and Exchange Commission relating to the sale of the Shares and shares of common stock issuable upon exercise of the Phoenix Warrants within 30 days from the closing date and use our best efforts to cause such registration statement to be declared effective. For a more complete description of the terms of the registration rights agreement, see Exhibit 10.6 hereto.

      In connection with the closing of the Private Placement, we appointed Philip S. Sassower as a director. At closing, Phoenix and Mr. Sassower entered into a standstill agreement with us pursuant to which they agreed for a period of two years that they (and their affiliates) will not, directly or indirectly
(i) make, or in any way participate, directly or indirectly, in any solicitation in opposition to the board; (ii) initiate or propose any "shareholder proposals" for submission to a vote of stockholders; (iii) form, join or in any way participate in a group to take any actions otherwise prohibited by the terms of the standstill agreement; or (iv) enter into any arrangements or understandings with any third party with respect to any of the foregoing. For a more complete description of the terms of the standstill agreement, see Exhibit 10.7 hereto.


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      ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

4.1 Warrant to purchase shares of common stock of the Company held by GATX Capital Corporation, dated June 28, 2001.
4.2 Form of Warrant to purchase shares of common stock of the Company granted to the Investors.
10.1 Loan and Security Agreement, dated June 28, 2001, by and between the Company and Congress Financial Corporation (Florida).
10.2 Loan Agreement, dated June 28, 2001, by and between the Company and GATX Capital Corporation.
10.3 Credit Agreement, dated June 15, 2001, by and between the Company and SouthTrust Bank.
10.4 Purchase Agreement, dated June 7, 2001, by and among the Company and the Investors listed on Schedule I attached thereto.
10.5        Amendment to Purchase Agreement, dated June 15, 2001.
10.6 Registration Rights Agreement, dated June 28, 2001, by and among the Company and the Investors and Warrantholders listed on Schedule 1 attached thereto.
10.7 Standstill Agreement, dated June 28, 2001, by and among the Company, Phoenix and Philip Sassower.
99.1        Press Release of the Company, dated June 28, 2001.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     JLM INDUSTRIES, INC.
                                            ------------------------------------
                                                          (Registrant)

Date: July 5, 2001
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                                            By: /s/ Michael E. Hayes
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                                                    Michael E. Hayes
                                                    Vice President and Chief
                                                    Financial Officer